                                 EXHIBIT d.(xi)

                              Amendment Number 4 to
                        Investment Sub-Advisory Agreement

                              AMENDMENT NUMBER 4 TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

         The Investment Sub-Advisory Agreement between HL Investment Advisors, LLC ("HL Advisors"), formerly known as HL Investment Advisors, Inc., and Wellington Management Company, LLP ("Wellington Management") dated May 29, 1998, as amended (the "Agreement") is hereby amended to include Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund, and Hartford Value HLS Fund (the "New Funds") as five new Portfolios. All provisions in the Agreement shall also apply to the New Funds except as stated below.

         The sub-advisory fee shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value as stated below:

         Hartford Focus HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.40%
         Next $100 million                                        0.30%
         Over $150 million                                        0.25%

         Hartford International Capital Appreciation HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         First $100 million                                       0.300%
         Next $350 million                                        0.250%
         Over $500 million                                        0.225%

         Hartford International Small Company HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.350%
         Over $150 million                                        0.275%

         Hartford MidCap Value HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         First $100 million                                       0.300%
         Next $350 million                                        0.250%
         Over $500 million                                        0.200%

         Hartford Value HLS Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.350%
         First $100 million                                       0.275%
         Next $350 million                                        0.225%
         Over $500 million                                        0.175%

         Wellington Management will waive sub-advisory fees for each New Fund until the assets reach $50 million (excluding seed money) or until six (6) months from seeding the Fund, whichever occurs first.

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.

                                   HL INVESTMENT ADVISORS, LLC


                                   By:  /s/ David M. Znamierowski
                                        ---------------------------------------
                                        David M. Znamierowski
                                        Senior Vice President

                                   WELLINGTON MANAGEMENT COMPANY, LLP


                                   By:      /s/ Duncan M. McFarland
                                        ---------------------------------------
                                        Duncan M. McFarland
                                        President and Chief Executive Officer